Exhibit 10.30

AMENDMENT NO. 3 TO THE COMMON

STOCK PURCHASE AGREEMENT

This Amendment No. 3 (this “Amendment”) to that certain Common Stock Purchase Agreement, dated as of June 23, 2021 (as amended and as may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Ocean Biomedical, Inc., a Delaware corporation (the “Company”) and The Regents of the University of California, as Trustee of the University of California Retirement Plan (the “Purchaser”), is made and entered into as of August 6, 2021, by and among the Company and the Purchaser. Terms used herein but not otherwise defined shall have the meanings as set forth in the Purchase Agreement.

WHEREAS, the Company and the Purchaser have entered into the Purchase Agreement for the purchase and sale of the Common Stock of the Company;

WHEREAS, on July 9, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 1 to the Purchase Agreement to extend the termination date under the Purchase Agreement;

WHEREAS, on July 29, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 2 to the Purchase Agreement to extend the termination date under the Purchase Agreement;

WHEREAS, the Company and the Purchaser mutually wish to further amend the Purchase Agreement to further extend the termination date under the Purchase Agreement; and

WHEREAS, pursuant to Section 6.5 of the Purchase Agreement, the Purchase Agreement may be amended in a writing executed by an authorized representative of each of the Company and the Purchaser.

NOW, THEREFORE BE IT RESOLVED, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF PURCHASE AGREEMENT.

1.1 Amendment of Recitals. Pursuant to Section 6.5 of the Purchase Agreement, the Recitals in the Purchase Agreement are hereby amended and restated as follows:

“The Company is planning to issue and sell shares of the common stock, par value $0.000001 per share, of the Company (the “Common Stock”) in an underwritten initial public offering (the “IPO”) pursuant to the Company’s registration statement on Form S-1 (File No. 333256950) (the “Registration Statement”) and an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Oppenheimer & Co. Inc., as representatives of the several underwriters listed therein (together, the “Underwriters”).

Purchaser desires to purchase, and the Company desires to issue and sell, upon the terms and conditions stated herein, shares of Common Stock at a price per share in cash equal to (i) ninety percent (90%) of the price at which the Common Stock is issued and sold to the public in the IPO (the “Per Share Purchase Price”) for an aggregate cash purchase price of $7,000,000 (the “Subscription Amount”) contingent upon and concurrently with the closing of the IPO.

The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (codified at 15 U.S.C. Sec. 77a et seq., and hereinafter the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:”

1.2 Amendment of Section 6.2. Pursuant to Section 6.5 of the Purchase Agreement, Section 6.2 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the written consent of the Company and Purchaser, (ii) the withdrawal by the Company of the Registration Statement, (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iv) the Registration Statement shall not have been declared effective by the Commission by 11:59 P.M. (Eastern Time) on August 27, 2021.”

2. GENERAL PROVISIONS.

2.1 Full Force and Effect. Except as expressly modified by this Amendment, notwithstanding anything to the contrary in Section 6.2 of the Agreement, the terms of the Purchase Agreement are and shall remain in full force and effect.

2.2 Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.

2.3 Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

2.4 Modification. This Amendment may not be altered, amended or modified in any way unless done so in accordance with Section 6.5 of the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

OCEAN BIOMEDICAL, INC.

August 9, 2021
By:	/s/ Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria
Title:	Executive Chairman

PURCHASER:

THE REGENTS OF THE UNIVERSITY OF
CALIFORNIA, AS TRUSTEE OF THE UNIVERSITY OF CALIFORNIA RETIREMENT PLAN

August 9, 2021
By:	/s/ Jagdeep Singh Bachher
Name:	Jagdeep Bachher
Title:	Chief Investment Officer

SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE COMMON STOCK

PURCHASE AGREEMENT